Exhibit 10.6

MAXYGEN, INC.

2006 EQUITY INCENTIVE PLAN

FORM OF NOTICE OF GRANT OF CONTINGENT PERFORMANCE UNITS

Unless otherwise defined herein, the terms defined in the Maxygen, Inc. 2006 Equity Incentive Plan (the “Plan”) or the Contingent Performance Unit Award Agreement attached hereto as Exhibit A-1 (the “Agreement”) shall have the same defined meanings in this Notice of Grant of Contingent Performance Units (this “Notice of Grant”).

Name: [                            ] (referred to herein as “Participant” or “you”)

Address: [                                             ]

You have been granted, pursuant to Section 11 of the Plan, the number of contingent performance units (“CPUs”) set forth below, subject to the terms and conditions of the Plan and the Agreement, as well as the terms and conditions set forth in this Notice of Grant. The CPUs are defined in further detail in Section 1 of the Agreement.

Date of Grant (the “Grant Date”):	[ ]

Total Number of CPUs Granted:	[ ]

Payment: No payment is required for the CPUs.

Vesting Schedule: The CPUs awarded by this Agreement shall vest on the Settlement Date (as defined below) in accordance with the following terms:

Time of Vesting: CPUs shall become vested upon the earliest to occur of (i) a Change of Control (as defined herein) of the Company, (ii) a corporate dissolution or liquidation of the Company, whether voluntary or involuntary, or (iii) the fourth anniversary of the Grant Date (the “Settlement Date”); provided, however, that the Participant has remained in continuous service as an Employee, Director or Consultant from the Grant Date through and including the Settlement Date.

Aggregate Vested Value: The aggregate vested value of the CPUs is intended to account for a diminution in the value of the Participant’s unexercised Options as a result of any Cash Dividend or Property Distribution made to stockholders of the Company following the Grant Date. In order to implement that principle, the aggregate vested value of the CPUs shall be equal to the sum of (A) with respect each unexercised Option and any unexercised portion of an Option as of the Settlement Date, the sum of (x) the Fair Market Value of a Share of Common Stock on the Settlement Date multiplied by the number of Shares of Common Stock underlying such unexercised Option or such unexercised portion of an Option (“Unexercised Shares”), plus (y) the fair market value of all Cash Dividends (as defined in the Agreement) and Property Distributions (as defined in the Agreement) made to stockholders of the Company after the Grant Date on a per Share basis multiplied by the number of Unexercised Shares, minus (z) the number of Unexercised Shares multiplied by the greater of (i) the Fair Market Value of a Share of Common Stock on the Settlement Date, or (ii) the exercise price for such Option or such unexercised portion of the Option; provided, however, that the sum of (x), (y) and (z) above for a given Option or unexercised portion of an Option as of the Settlement Date shall not be less than zero; plus (B) any amounts described in the following paragraph in the event that the Participant exercises any Options during the period commencing on the Grant Date and ending on the Settlement Date. The result of this calculation shall be referred to as the “Aggregate Vested Value”.

In the event the Participant exercises any Options during the period commencing on the Grant Date and ending on the Settlement Date, the Aggregate Vested Value shall be increased as referred to in (B) above, which increase for each such exercise of Options shall be equal to the sum of (a) the Fair Market Value of a Share of Common Stock on the date such Options are exercised (the “Exercise Date”) multiplied by the number of Options exercised on such date (“Exercised Shares”), plus (b) the fair market value of all Cash Dividends and Property Distributions made to stockholders of the Company prior to the Exercise Date multiplied by the number of Exercised Shares, and minus (c) the number of Exercised Shares multiplied by the greater of (i) the Fair Market Value of a Share of Common Stock on the Exercise Date, or (ii) the exercise price for such Options.

Number of Vested CPUs: The number of CPUs that shall vest on the Settlement Date shall be equal to the Aggregate Vested Value divided by the fair market value of a single CPU on the Settlement Date. The fair market value of a single CPU on the Settlement Date shall be equal to the sum of (a) the Fair Market Value of a Share of Common Stock on the Settlement Date, plus (b) the fair market value of all Cash Dividends and Property Distributions made to stockholders of the Company after the Grant Date on a per Share basis.

For the purposes of this Notice of Grant, “Change of Control” means the occurrence of any of the following dates:

(i) Change in Ownership of the Company. The date that any one person, or more than one person acting as a Group (as defined herein), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the Company; or

(ii) Change in Effective Control of the Company. Either (a) the date any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of any such appointment or election; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. The date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company having a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

For the purposes of this Notice of Grant, “Group” means a group as such term is defined in Treasury Regulation

§1.409A-3(i)(5)(vi)(B).

PARTICIPANT:	MAXYGEN, INC.:

515 Galveston Drive Redwood City, California 94063

(Print Name)	(Print Name and Title)

(Date)	(Date)

EXHIBIT A-1

MAXYGEN, INC.

2006 EQUITY INCENTIVE PLAN

FORM OF CONTINGENT PERFORMANCE UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Maxygen, Inc. 2006 Equity Incentive Plan (the “Plan”) or the Notice of Grant (as defined below) shall have the same defined meanings in this Contingent Performance Unit Award Agreement (this “Agreement”).

WHEREAS, in connection with the ongoing corporate strategy of the Company to realize value for its stockholders through one or more potential strategic transactions, the Company may elect to make one or more distributions to stockholders of the Company, some of which may have the effect of reducing the Share price of Common Stock, which could negatively affect outstanding Options held by Board members and employees of the Company; and

WHEREAS, pursuant to Section 11 of the Plan, the Administrator has the authority to grant Restricted Stock Units to Employees, Directors and Consultants with vesting based on any criteria determined by the Administrator in its discretion; and

WHEREAS, the Participant named in the Notice of Grant to which this Agreement is attached as an exhibit (the “Notice of Grant”), is an Employee, Director, or Consultant; and

WHEREAS, in order to realign long-term incentives so as to maintain the Participant’s continued service with the Company (including any Parent or Subsidiary), it is considered to be in the best interests of the Company to grant to the Participant an Award of contingent performance units (“CPUs”) pursuant to Section 11 of the Plan, subject to the terms and conditions of this Agreement, the Plan and the Notice of Grant, all of which are incorporated herein by reference.

NOW, THEREFORE, the parties agree as follows:

1. Grant of Contingent Performance Units. The Company hereby grants to the Participant named in the Notice of Grant an Award of CPUs, as set forth in the Notice of Grant and subject to the terms and conditions of this Agreement and the Plan. Each CPU is a Restricted Stock Unit, as described in Section 11 of the Plan, together with the right to participate in dividends and distributions to the Company’s stockholders made during the period commencing on the Grant Date and ending on the Settlement Date, as described further in Section 4 below. The CPUs awarded by this Agreement are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2. Payment; Tax Withholding. No cash payment is required for the CPUs granted by this Agreement, although the Participant will be required to tender payment in a form of consideration acceptable to the Company for the amount of any withholding taxes due, including but not limited to those due as a result of the Award or vesting of the CPUs granted hereby. The tax withholding obligations of the Participant will be satisfied in accordance with any of the following methods:

(a) By Sale of Shares. At any time not less than 5 business days before any tax withholding obligation arises, the Participant may authorize and instruct the Company, and any brokerage firm determined acceptable to the Company for such purpose, to sell on the Participant’s behalf from any of the vested Shares, a whole number of Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable tax withholding obligation. Such Shares will be sold on the day such tax withholding obligation arises or as soon thereafter as practicable. Such sale may be structured by the Participant so as to satisfy the requirements of Rule 10b5-1(c) promulgated under the Exchange Act. The Participant will be responsible for all broker’s fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. The Participant acknowledges that neither the Company nor its designee is under any obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the minimum tax withholding obligation. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by such sale of Shares.

(b) By Cash, Check or Other Means. At any time not less than 5 business days before any tax withholding obligation arises, the Participant may elect to satisfy the tax withholding obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy Participant’s tax withholding obligation. Such amount may be delivered to the Company by (x) tender of cash, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Company.

(c) Right to Retain Shares and/or Cash. Notwithstanding anything in Section 2(a) and Section 2(b) hereof to the contrary, to the maximum extent permitted by law, the Company has the right to retain without notice from the Shares, any dividends or distributions paid or deemed to be paid thereon, or from salary or other amounts payable to the Participant, shares or cash having a value sufficient to satisfy the tax withholding obligation and the Participant hereby authorizes such withholding. Unless and until the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to release the Shares from any vesting or other restrictions provided for herein, notwithstanding the vesting schedule set forth in the Notice of Grant or Section 3 of this Agreement.

3. Vesting Criteria. Subject to Section 5 of this Agreement and any relevant Plan provisions, the CPUs awarded by this Agreement will vest in the Participant according to the vesting criteria specified in the Notice of Grant, which vesting criteria are intended to satisfy the definition of Total Stockholder Return (as defined in the Plan) from the Grant Date until and including the Settlement Date. All unvested CPUs as of the Settlement Date shall expire immediately. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant’s continuous service as an Employee, Director or Consultant terminates for any or no reason prior to vesting, or in the event the Board grants to the Participant any other Award intended to account for a diminution in the value of the Participant’s unexercised Options as a result of any Cash Dividend or Property Distribution made to stockholders of the Company following the Grant Date, all of the Participant’s CPUs shall expire immediately, subject to the authority of the Administrator, in its sole discretion, to determine whether or not to permit some or all of the Participant’s CPUs to remain outstanding and the terms and conditions under which they may remain outstanding. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, in the event the Board makes any adjustments to the Participant’s unexercised Options to account for any Cash Dividends or Property Distributions made to stockholders of the Company from the Grant Date until and including the Settlement Date, the Board expressly reserves the right to adjust the vesting terms and conditions of the CPUs awarded by this Agreement under such circumstances.

4. Credit for Dividend Payments and Other Distributions. From the Grant Date until and including the Settlement Date, if the Company declares and pays a cash dividend to holders of Common Stock (a “Cash Dividend”) or if the Company distributes any securities (other than Shares) or other Company property to holders of Common Stock (a “Property Distribution”), then the Participant shall receive for each CPU held by the Participant as of the record date of such Cash Dividend or Property Distribution (i) a credit for any Cash Dividend equal to the per Share Cash Dividend, and (ii) a credit for any Property Distribution equal to the per Share Property Distribution. All such credits shall be made to a notional account established for the Participant. With respect to any Property Distribution (or any portion thereof), in lieu of crediting such notional account with the securities or other property comprising such Property Distribution (or portion thereof), the Administrator may, in its sole discretion, credit the Participant’s notional account with a cash amount equal to the fair market value, as determined in the Administrator’s sole discretion, of such Property Distribution (or portion thereof) attributable to the Participant’s CPUs. Any credit for Cash Dividends or Property Distributions payable hereunder shall be subject to the same vesting and forfeiture restrictions and conditions applicable to the underlying CPUs as specified in Section 3 of this Agreement and in the Notice of Grant, and shall only be paid or settled only to the extent that the underlying CPUs vest. Any credit for Cash Dividends or Property Distributions may be paid by the Company in cash, Shares, the securities or other property comprising such Property Distribution, or any combination thereof, in such form or forms and in such proportions as shall be determined by the Plan Administrator in its sole discretion.

5. Company’s Obligation. As soon as practicable on or following the Settlement Date, the Company (or the Company’s successor, if applicable) shall be obligated to settle all vested CPUs of the Participant as of the Settlement Date. The value of each CPU shall be equal to (i) the price per Share of Common Stock as of the Settlement Date (“Share Value”) plus (ii) the aggregate value of all credits made to the notional account of the Participant in connection with any eligible Cash Dividend or Property Distribution on a per Share basis (“Distribution Value”). The Share Value of any CPU will be settled in Shares of Common Stock. The Distribution Value of any CPU will be settled in accordance with the terms of Section 4 above.

6. Securities Laws. Upon the vesting or settlement of any CPUs, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request from time to time in order to comply with applicable securities laws or with this Agreement.

7. Adjustments for Changes in Capitalization. All references herein to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement, pursuant to the provisions of Section 18 of the Plan.

8. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate, or if the Participant has completed a beneficiary designation, to the Participant’s beneficiaries. Any such administrator or executor or beneficiary must furnish the Company with (a) written evidence of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to such transfer.

9. Rights as Stockholder. Except as provided in Section 4 of this Agreement, neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or the Participant’s broker.

10. No Effect on Employment. The Participant’s employment with the Company and its Subsidiaries, if applicable, is on an at-will basis only. Accordingly, the terms of the Participant’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Participant, and the Company or such Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the Participant’s employment with the Company at any time for any reason whatsoever, with or without good cause or notice.

11. Notices. All notices and other communications under this Agreement shall be in writing or posted electronically on the E*TRADE Securities LLC website. Unless and until Participant is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement shall be delivered to Maxygen, Inc., 515 Galveston Drive, Redwood City, CA 94063, Attention: Stock Administration. Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents directed to the Participant and related to this Agreement shall be mailed to the Participant’s last known address as shown on the Company’s books or posted electronically on the E*TRADE Securities LLC website. All notices and communications related to this Agreement shall be delivered by hand, mailed by first class mail, postage prepaid, sent by reputable overnight courier or posted electronically on the E*TRADE Securities LLC website. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, 2 business days after mailing, if by mail, the next business day after being sent by reputable overnight courier, or 30 days after the date of posting for notices posted electronically on the E*TRADE Securities LLC website.

12. Grant is Not Transferable. Except to the limited extent provided in Section 8 of this Agreement, this Award of CPUs and the rights and privileges conferred hereby, including rights to credits for any Cash Dividends or Property Distributions, shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award of CPUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award of CPUs and the rights and privileges conferred hereby shall immediately become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this Award of CPUs contained in Section 12 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance or delivery to the Participant (or his or her estate or beneficiaries) of Shares or any securities or other property comprising any Property Distribution, such issuance or delivery shall not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such law or securities exchange and to obtain any such consent or approval of any such governmental authority.

15. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Administrator Authority. The Administrator will have the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any CPUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17. Choice of Law; Venue. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of [California][Delaware]. The Participant hereby submits to the jurisdiction and venue of the courts of the State of California and the Federal Courts of the United States of America located within the County of Santa Clara for all actions or proceedings relating to the CPUs granted hereby, the Notice of Grant, this Agreement, or the Plan. The Participant further agrees that service upon the Participant in any such action or proceeding may be made by first class mail, certified or registered, to the Participant’s address as last appearing on the records of the Company or by personal service on the Participant.

18. No Waiver. Either party’s failure to enforce any provision of this Agreement shall neither be construed as a waiver of any such provision in any way, nor shall it prevent such party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

19. Further Assurances. The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

20. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF CPUs PURSUANT TO SECTION 3 HEREOF AND THE NOTICE OF GRANT IS EARNED ONLY BY THE PARTICIPANT’S CONTINUOUS SERVICE TO THE COMPANY AND THE ACHIEVEMENT OF THE TOTAL STOCKHOLDER RETURN PERFORMANCE GOAL AS DESCRIBED IN THIS AGREEMENT AND THE NOTICE OF GRANT (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT OF THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP (I) AS AN EMPLOYEE AT ANY TIME, FOR ANY REASON OR NO REASON, WITH OR WITHOUT CAUSE; (II) AS A CONSULTANT PURSUANT TO THE TERMS OF THE PARTICIPANT’S AGREEMENT WITH THE COMPANY OR AN AFFILIATE; OR (III) AS A DIRECTOR PURSUANT TO THE BYLAWS OF THE COMPANY AND ANY APPLICABLE PROVISIONS OF THE CORPORATE LAW OF THE STATE OR OTHER JURISDICTION IN WHICH THE COMPANY IS DOMICILED, AS THE CASE MAY BE.

By the Participant’s signature in the Notice of Grant, Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan, this Agreement and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant and fully understands all provisions of the Plan, this Agreement and the Notice of Grant. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. The Participant further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

9